   As filed with the Securities and Exchange Commission on November 12, 1998

                                                   Registration No. 333-
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              THE PMI GROUP, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                        94-3199675
 (State or jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                            601 Montgomery Street,
                            San Francisco, CA 94111
                                (800) 288-1970
                       (Address, including zip code, of
                   registrant's principal executive office)

                             Victor J. Bacigalupi
             Senior Vice President, General Counsel and Secretary
                              The PMI Group, Inc.
                             601 Montgomery Street
                            San Francisco, CA 94111
                                (415) 788-7878
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                John E. Aguirre
                      Orrick, Herrington & Sutcliffe LLP
                              400 Sansome Street
                            San Francisco, CA 94111

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of each class                              Proposed Maximum        Proposed Maximum
 of securities to be        Amount to be         Offering Price Per      Aggregate Offering          Amount of
     registered              Registered                Share*                  Price*            Registration Fee*
---------------------------------------------------------------------------------------------------------------------
    Common Stock              800,000               $54.09375               $43,275,000               $12,031
=====================================================================================================================
* Estimated on the basis of $54.09375, the average of the high and low prices of shares on the New York Stock
Exchange on November 10, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              THE PMI GROUP, INC.
                             601 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94111
                                 (800) 288-1970

                                   NYSE:  PMA



                                   PROSPECTUS

                         800,000 SHARES OF COMMON STOCK



                   THE PMI GROUP, INC. EQUITY INCENTIVE PLAN

                                    AND THE

           THE PMI GROUP, INC. STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



                 Neither the Securities and Exchange Commission
                 ----------------------------------------------
                nor any state securities commission has approved
                ------------------------------------------------
         or disapproved of these securities or passed upon the adequacy
         --------------------------------------------------------------
                        or accuracy of this prospectus.
                        -------------------------------
           Any representation to the contrary is a criminal offense.
           ---------------------------------------------------------


                The date of this Prospectus is November 12, 1998

                               TABLE OF CONTENTS

                                                                                                                       Page
ABOUT THIS PROSPECTUS................................................................................................   2
THE EQUITY INCENTIVE PLAN............................................................................................   2
     INTRODUCTION....................................................................................................   2
          1.   What is the purpose of the Plan?......................................................................   2
          2.   How many shares of Stock are available under the Plan?................................................   2
     ADMINISTRATION AND ELIGIBILITY..................................................................................   3
          3.   Who administers the Plan?.............................................................................   3
          4.   Who is eligible to receive an Award under the Plan?...................................................   3
     STOCK OPTIONS...................................................................................................   3
          5.   What is an Option and how do I benefit from it?.......................................................   3
          6.   How will I know the terms of my option?...............................................................   4
          7.   What is the exercise price of my option?..............................................................   4
          8.   When can my option be exercised?......................................................................   4
          9.   When does my option expire?...........................................................................   5
          10.  What is a Reload Option?..............................................................................   5
          11.  When can an option be cancelled?......................................................................   5
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS................................................................................   6
     INTRODUCTION....................................................................................................   6
          12.  What is the purpose of the Plan?......................................................................   6
          13.  How many shares of Stock are available under the Plan?................................................   6
     ADMINISTRATION AND ELIGIBILITY..................................................................................   6
          14.  Who administers the Plan?.............................................................................   6
          15.  Who is eligible to participate in the Plan?...........................................................   6
     STOCK OPTIONS...................................................................................................   7
          16.  When do Participants receive stock options?...........................................................   7
          17.  What is the exercise price of my option?..............................................................   7
ADDITIONAL INFORMATION CONCERNING THE PLANS..........................................................................   8
     TRANSFERABILITY OF OPTIONS......................................................................................   8
          18.  How can a Participant transfer an option?.............................................................   8
          19.  Can a Permitted Transferee transfer an option?........................................................   8
          20.  How does a Participant's continued service affect the Permitted Transferee's option?..................   8
     EXERCISE OF STOCK OPTIONS.......................................................................................   9
          21.  How do I exercise my Option?..........................................................................   9
          22.  How is tax withholding paid?..........................................................................   9
     OTHER IMPORTANT INFORMATION.....................................................................................  10
          23.  Do the Plans restrict a Participant's ability to resell Stock acquired under the Plans?...............  10
          24.  Does participation in a Plan affect a Participant's service with the Company?.........................  10
          25.  Can the Plans be changed or terminated?...............................................................  10
     TAX AND ERISA INFORMATION.......................................................................................  11
          26.  What are the tax effects of my option?................................................................  11
          27.  What are the general federal income tax effects of options that have been transferred?................  11

                                                                                                                       Page
          28.  What are the general federal estate and gift tax effects of options that have been transferred?.......  12
          29.  What is the tax effect for the Company?...............................................................  12
          30.  Are the Plans subject to ERISA?.......................................................................  12
     USE OF PROCEEDS.................................................................................................  13
     LEGAL OPINION...................................................................................................  13
     EXPERTS.........................................................................................................  13
AVAILABLE INFORMATION................................................................................................  13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................................................................  13
INFORMATION ABOUT THIS PROSPECTUS....................................................................................  14

ABOUT THIS PROSPECTUS

     The PMI Group, Inc. (the "Company") is offering up to 800,000 shares of its common stock (the "Stock") that Permitted Transferees may purchase by exercising transferable stock options issued to certain individuals (the "Participants") who participate in the Company's Equity Incentive Plan and the Company's Stock Plan for Non-Employee Directors.

     Permitted Transferees are:

     . Members of the Participant's "Immediate Family", that is, the Participant's spouse, parents, siblings, children, stepchildren and grandchildren; and

     . Trusts or other entities established solely for the benefit of the Participant and/or members of the Participant's Immediate Family.

     This Prospectus gives a summary of the main features of the Plans, as of November 12, 1998 as they relate to transferable stock options. However, as a summary, this Prospectus does not contain all of the terms and conditions of the official Plan documents. Accordingly, the Plan documents will govern if the terms and conditions of the Plans as described in this Prospectus are in conflict with the provisions of the Plan documents. Please read this Prospectus carefully.

THE EQUITY INCENTIVE PLAN

INTRODUCTION

1.   WHAT IS THE PURPOSE OF THE PLAN?
     --------------------------------

The Equity Incentive Plan (the "Plan") is intended to provide key employees of the Company and its Subsidiaries with an opportunity to acquire Stock to strengthen their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. (An entity generally is a subsidiary of the Company if the Company owns at least 50% of the entity.)

The Plan permits the grant of (1) incentive stock options (which are entitled to certain favorable federal tax treatment) ("ISOs"), (2) nonqualified stock options (that is, options that are not ISOs), (3) restricted shares, (4) unrestricted shares or performance shares (collectively, "Awards"). A separate Prospectus describes these Awards in greater detail. For a copy of that Prospectus, please contact the Human Resources Department at (415) 291-6345.


2.  HOW MANY SHARES OF STOCK ARE AVAILABLE UNDER THE PLAN?
    ------------------------------------------------------

A maximum of 1,400,000 shares of Stock are available under the Plan. If an Award expires or is cancelled for any reason without having been fully exercised or vested, the unvested or cancelled shares generally again will be available for grant under the Plan. The Committee will adjust the shares of Stock available under the Plan and any outstanding Awards as appropriate if the Company experiences a stock split, stock dividend, recapitalization or other change to the capital structure of the Company.

ADMINISTRATION AND ELIGIBILITY


3.  WHO ADMINISTERS THE PLAN?
    -------------------------

The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") administers the Plan. The Committee consists of at least two directors of the Company who are not employees of the Company, any of its Subsidiaries. The members of the Committee serve at the pleasure of the Board.

The Committee has all discretion and authority necessary or appropriate to administer the Plan and to control its operation. For example, the Committee has the power to determine which employees will be granted Awards, and the terms and conditions of the Awards. The Committee may make whatever rules it considers appropriate for the administration and interpretation of the Plan.
The Committee's decisions are final and binding on all persons.

The Board may delegate to another committee of the Board part or all of the Committee's authority under the Plan. The other committee may consist of one or more directors who may be officers or employees of the Company or its Subsidiaries. However, only the Committee may grant and administer Awards to Participants who must comply with section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act").


4.  Who is eligible to receive an Award under the Plan?
    ---------------------------------------------------

Employees of the Company and its Subsidiaries are eligible to be selected for participation in the Plan. The Committee has complete authority to determine which employees will receive Awards. An employee who receives an Award is referred to in this Plan description as a "Participant."


STOCK OPTIONS


5.  WHAT IS AN OPTION AND HOW DO I BENEFIT FROM IT?
    -----------------------------------------------

An option is a right to purchase a specified number of shares Stock for a fixed price (the "exercise price") during a prescribed period of time. If the value of the Stock increases above your exercise price during its term, your option will enable you to acquire the Stock at a "discount"; if the value of the Stock does not increase above your exercise price, you will not recognize an economic benefit from your option.

The principal benefit of your option is the opportunity to have an economic interest in the value of the Stock during the period in which the option is exercisable, without risking any of your capital.

The Committee has complete discretion to determine the number of shares of Stock subject to each option, except that no single employee may receive options covering more than a total of 150,000 shares. Certain additional limits apply to ISOs.


6.  HOW WILL I KNOW THE TERMS OF MY OPTION?
    ---------------------------------------

If the Committee awards a Participant an option, the Participant will be sent a written agreement (an "Option Agreement") between the Company and the Participant. The Option Agreement shows the exercise price of the option, the expiration date of the option, the number of shares purchasable with the option, any conditions to exercise of the option, and any other terms and conditions determined by the Committee (in its discretion). The Option Agreement also will specify whether the option is intended to be an ISO or a nonqualified stock option.


7.  WHAT IS THE EXERCISE PRICE OF MY OPTION?
    ----------------------------------------

The exercise price is the price at which you may purchase a share of Stock when you exercise your option. The Committee, in its discretion, sets the exercise price for each option. However, the exercise price generally may not be less than 100% of the Fair Market Value of the Stock on the date of grant.

For purposes of the Plan, "Fair Market Value" is the mean between the highest and lowest sale prices of the Stock as reported on the New York Stock Exchange for the date of grant. If no sale prices are reported for the date in question, Fair Market Value is calculated for the next preceding date for which sale prices are reported.

There are a couple of exceptions to the above rules regarding Exercise Prices. An automatic, discretionary formula will determine the Exercise Price of an option granted as a replacement of an option that was previously granted under certain stock option and incentive plans sponsored by Sears, Roebuck and Co. and The Allstate Corporation. The automatic, nondiscretionary formula takes into account the exercise price of the previous option, the market value (on the date of the Company's initial public offering) of the Stock, and the market value of Sears or Allstate stock (on the same date). Also, certain additional rules apply to the exercise price of ISOs.


8.  WHEN CAN MY OPTION BE EXERCISED?
    --------------------------------

You generally cannot exercise an option immediately. Instead, you will be able to exercise an option (that is, the option will "vest") as to a certain number of shares of Stock at the time or times set forth in the Participant's Option Agreement, assuming that all conditions to vesting (for example, the Participant's continued employment) have been satisfied.

The Committee, in its discretion, determines the vesting schedule for each option. However, an option generally may not be exercised during the first year after its grant. In addition, an option will become fully exercisable upon (1) the Participant's termination of employment on account of Retirement (as defined in the Plan), death or Disability (as defined in the Plan), or (2) a Change of Control (as defined in the Plan) that occurs prior to the Participant's termination of employment (unless the Committee determines that full vesting in the event of a Change of Control will not occur).

In order to comply with certain tax qualification rules applicable to the Company's Savings & Profit-Sharing Plan (the "401(k) Plan"), if a Participant takes a hardship withdrawal from his or her account (if any) under the 401(k) Plan, the Participant's options may not be exercised during the 12-month period following the withdrawal.


9.  WHEN DOES MY OPTION EXPIRE?
    ---------------------------

In general, you cannot exercise an option after the earlier of the expiration date set forth in the related Option Agreement or twelve years from the date of its grant. However, an option may terminate even earlier if, for example, the Participant's employment ends before the date on which the option otherwise would have expired. The specific expiration provisions for each option are set forth in the applicable Option Agreement. Option expiration provisions may vary for different options and Participants, as determined by the Committee in its discretion. After an option is granted, the Committee, in its discretion and subject to the terms of the Plan, may extend the maximum term of the option. In addition, there are a couple of special rules for ISOs.


10.  WHAT IS A RELOAD OPTION?
     ------------------------

The Committee, in its discretion, may provide in an Option Agreement that if the exercise price of the option is paid in Stock, the Participant will receive a new option (a "Reload Option") as of the date that the previously granted option is exercised. The Reload Option will cover a number of shares equal to the number of shares of Stock tendered to exercise the previously granted option, plus, if the Committee determines, the number of shares of Stock the Company retains for tax withholding. Reload Options will have an exercise price equal to the Fair Market Value of Stock on the grant date. As provided in the Option Agreement for each Reload Option, the terms and conditions of a Reload Option generally will be similar to the terms and conditions applicable to the exercised option.


11.  WHEN CAN AN OPTION BE CANCELLED?
     --------------------------------

The Committee, in its discretion, may at any time elect to cancel all or part of an option and instead pay the Participant cash or Stock having a value equal to the number of shares of Stock subject to such cancelled option, multiplied by the amount (if any) by which the Fair Market Value of the Stock on the date of cancellation of the option exceeds the exercise price. However, if the Committee (in its discretion) determines that not making a payment upon the cancellation of an option would be in the best interests of the Company's stockholders (ignoring in such determination the cost of such payment and considering only other matters), the Committee may void an option and declare that no payment shall be made to the Participant on account of such cancellation.


STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

INTRODUCTION

12.  WHAT IS THE PURPOSE OF THE PLAN?
     --------------------------------

The Stock Plan for Non-Employee Directors (the "Plan") is intended to closely align the interests of the eligible directors with the interests of the Company's stockholders. This is achieved by tying a significant portion of director compensation to the performance of the Stock. The Plan also is intended to encourage Stock ownership on the part of eligible directors.


13.  HOW MANY SHARES OF STOCK ARE AVAILABLE UNDER THE PLAN?
     ------------------------------------------------------

A maximum of 100,000 shares of Stock are available under the Plan. If an option expires or is cancelled for any reason without having been fully exercised or vested, the unvested or cancelled shares generally again will be available for grant under the Plan. The Committee may adjust the number of shares of Stock available under the Plan, any outstanding stock options and the number of shares and options to be granted to individual directors in the future, as the Committee deems appropriate to reflect any stock splits, stock dividends, recapitalizations, or other changes to the capital structure of the Company.


ADMINISTRATION AND ELIGIBILITY


14.  WHO ADMINISTERS THE PLAN?
     -------------------------

A committee (the "Committee") of the Board of Directors of the Company (the "Board") administers the Plan. The Committee consists of one or more members of the Board who are not eligible to participate in the Plan. The members of the Committee are appointed by the Company's Chief Executive Officer. The Committee has all discretion and authority necessary or appropriate to administer the Plan.


15.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?
     -------------------------------------------

Only Non-Employee Directors are eligible to participate in the Plan. A Non-Employee Director is a member of the Board who is an employee of neither the Company nor of any Subsidiary of the Company. Participation in the Plan is automatic; there is no requirement for a Non-Employee Director (a "Participant") to complete an enrollment form or agreement in order to participate in the Plan.

Participation in the Plan will end when a Participant is no longer is eligible for the Plan. For example, participation will end when the Participant ceases to be a Board member, he or she becomes an employee of the Company or a Subsidiary, or the Plan is terminated or amended so that the individual no longer is eligible for the Plan.


STOCK OPTIONS


16.  WHEN DO PARTICIPANTS RECEIVE STOCK OPTIONS?
     -------------------------------------------

Under the Plan, each Participant will receive an initial stock option covering 3,000 shares of Stock. Each Participant who was on the Board on June 3, 1996, received his or her initial 3,000 Share option at that time. Each Participant who first joins the Board after June 3, 1996, will receive his or her initial 3,000 Share option on the first business day of June, either in the year the Director first joins the Board (if he or she joins the Board prior to such first business day), or in the immediately following year (if the Director joins the Board after the first business day in June).

Each Participant who has received an initial option for 3,000 shares of Stock thereafter automatically will receive annual grants of options to purchase 1,500 shares of Stock. All such options will be granted on the first business day in June (beginning in the year after the year in which the Director receives the initial 3,000 Share option). However, on any scheduled grant date, a Participant actually will receive an option only if he or she (1) still is a Participant, and (2) has continuously served as a Non-Employee Director since his or her last option grant.


17.  WHAT IS THE EXERCISE PRICE OF MY OPTION?
     ----------------------------------------

The exercise price of each option will equal 100% of the "Fair Market Value" (on the date of grant) of the shares covered by the option. Under the Plan, Fair Market Value is the mean between the highest and lowest sale prices of the Stock as reported on the New York Stock Exchange. Each option granted to the Participant in his or her initial year of Board service (e.g., up to 3,000 shares) will become exercisable in increments of one-third, commencing one year from the date of grant. That is, one-third of the shares of Stock covered by the option will become exercisable on the first, second and third anniversaries of the grant date. Each option automatically granted to a Participant after his or her initial year of Board service (e.g., 1,500 shares) will become exercisable as to 100% of the shares of Stock subject to such option in full on the first anniversary of the applicable date of grant. In addition, an option will become fully exercisable upon a Participant's death, Disability (as defined in the Plan), Retirement (as defined in the Plan), resignation or non-reelection to the Board of Directors. However, if a Participant's service on the Board is terminated for any other reason prior to all shares becoming exercisable, the unexercisable shares will be forfeited.

Options granted to Participants normally expire ten years after the date of grant (assuming the Director remains on the Board for the entire period of ten years). If a Participant terminates service on the Board prior to an option's normal expiration date, the period of exercisability of the option will vary depending upon the reason for the termination. An option may be exercised for up to:

     (1) three months following termination of service prior to age 70 for any reason other than death or Disability (subject to the Committee's discretion to extend such three-month period to a maximum of ten years), (2) five years following termination of service at or after age 70 for any reason other than death or Disability, and (3) two years following termination of service due to the Participant's Disability, but in all cases no later than the normal expiration date. In the event of the Participant's death, an option may be exercised for up to two years from the date of death, regardless of the original expiration date of the option.


ADDITIONAL INFORMATION CONCERNING THE PLANS


TRANSFERABILITY OF OPTIONS


18.  HOW CAN A PARTICIPANT TRANSFER AN OPTION?
     -----------------------------------------

Participants generally may not transfer stock options granted under the Plans except by will or by the laws of descent and distribution. If permitted by the Committee, a Participant may designate one or more beneficiaries to receive any vested stock option following his or her death.

However, nonqualified stock options may be transferred to a Permitted Transferee. Permitted Transferees are limited to (1) the Participant's spouse, parents, siblings, children, stepchildren or grandchildren (the Participants "Immediate Family"), and (2) trusts or other entities established solely for the benefit of the Participant and/or members of the Participant's Immediate Family.

Plan provisions continue to apply to a transferred option. The rights of a Permitted Transferee are subject to the same limitations as the original option grant to the Participant, including those Plan provisions relating to expiration, exercise and cancellation of stock options, except as otherwise described in the Plans or established by the Committee.


19.  CAN A PERMITTED TRANSFEREE TRANSFER AN OPTION?
     ----------------------------------------------

A Permitted Transferee cannot further transfer an option except by will or the laws of descent and distribution. If permitted by the Committee, a Permitted Transferee may designate one or more beneficiaries to receive any vested stock option following his or her death.


20.  HOW DOES A PARTICIPANT'S CONTINUED SERVICE AFFECT THE PERMITTED
     ---------------------------------------------------------------
TRANSFEREE'S OPTION?
--------------------

Because transferred options continue to be governed by the Plans, the Participant's employment or service with the Company continues to affect their exercisability. Therefore, Permitted Transferees should pay close attention to the termination of employment or service provisions of the Plans (e.g., the effect of termination of employment or service on the vesting or termination of the transferred option).

EXERCISE OF STOCK OPTIONS


21.  HOW DO I EXERCISE MY OPTION?


You may exercise an option by signing and delivering a notice of exercise form to the Company's Human Resources Department accompanied by full payment of the exercise price.

The exercise price must be paid in full in cash at the time of exercise. However, the Committee, in its discretion, may permit payment of the exercise price by the tender of previously acquired Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or such other means (consistent with the Plan) as the Committee may approve in its discretion.

As soon as practicable after receipt of the notice of exercise and full payment for the Stock purchased, the Company will deliver to you, a share certificate (which may be in book-entry form) representing such Stock. Alternatively, Participants who are eligible to participate in the Company's Officer Deferred Compensation Plan or the Directors' Deferred Compensation Plan may elect to defer the delivery of shares of Stock pursuant to an exercise of nonqualified stock option subject to rules established by the Committee.

Federal regulations permit brokers to provide loans to Participants for the purpose of facilitating the exercise of options. A Participant may wish to inquire of his or her broker regarding whether the broker would make such a facility available to him or her.


22.  HOW IS TAX WITHHOLDING PAID?
     ----------------------------

Prior to the delivery of any Stock or cash pursuant to exercise of a stock option (or exercise thereof), the Company may deduct or withhold, or require the Participant to pay to the Company, an amount sufficient to satisfy federal, state, and local taxes (including any FICA obligation) required to be withheld with respect to such exercise.

In addition, the Committee (in its discretion) may permit a Participant to satisfy any tax withholding obligation, in whole or in part, by electing to have the Company withhold otherwise deliverable Stock having a value equal to the amount required to be withheld or by delivering to the Company already-owned Stock in order to satisfy the withholding requirement. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant on the date that the amount of tax to be withheld is to be determined. The value of the Stock to be withheld or delivered will be based on their Fair Market Value on the date that the taxes are required to be withheld.

Upon exercise of a transferred option by a Permitted Transferee, federal, state or local withholding taxes are the obligation of the Participant. The Company may deduct or withhold or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including any applicable FICA obligation) required to be withheld upon exercise of a transferred option. Once exercise is completed, stock certificates for the appropriate number of shares will be delivered to the Permitted Transferee.


OTHER IMPORTANT INFORMATION


23.  DO THE PLANS RESTRICT A PARTICIPANT'S ABILITY TO RESELL STOCK ACQUIRED
     ----------------------------------------------------------------------
UNDER THE PLANS?
----------------

The Committee may impose such restrictions on Stock acquired from the exercise of options as it may deem advisable, including, but not limited to, restrictions relating to federal securities laws, the requirements of any national securities exchange or system upon which Stock then is listed or traded, or any blue sky or state securities laws.

The Plans generally do not restrict your ability to sell or otherwise transfer Stock acquired under the Plans through the exercise of a stock option. However, as explained below, federal securities laws and Company policy may affect your ability to sell (or otherwise transfer) Stock in certain circumstances.

While a Participant is in possession of "inside" information (that is, information which would be important to an investor, but which has not yet been made public), the Participant is prohibited by federal securities laws and Company policy from trading Stock until the information has become public.

Also, a Participant who is an "affiliate" of the Company (within the meaning of Rule 405 the 1933 Act), may not resell under this Prospectus any Stock purchased or received under the Plans. Any such resales must be either described in a separate prospectus, or, in certain instances, registered in a separate registration statement, or sold in accordance with the requirements of Rule 144 under the 1933 Act or another exemption available under the 1933 Act.


24.  DOES PARTICIPATION IN A PLAN AFFECT A PARTICIPANT'S SERVICE WITH THE
     --------------------------------------------------------------------
COMPANY?
--------

The grant of an option under either of the Plans does not affect the terms and conditions of the Participant's service with the Company. The Company and its affiliates reserve the right to terminate a Participant's employment or service at any time, with or without cause.


25.  CAN THE PLANS BE CHANGED OR TERMINATED?
     ---------------------------------------

The Board of Directors generally may amend, suspend or terminate the Plans, or any part of the Plans, at any time and for any reason. However, in some cases, the Company's stockholders must approve certain material amendments to the Plans.

TAX AND ERISA INFORMATION


The following discussion is intended only as a summary of (1) the general federal income tax consequences of nonqualified stock options granted under the Plans, and the disposition of any Stock acquired pursuant thereto, and (2) the general federal income and federal estate and gift tax consequences of nonqualified stock options that have been transferred under the Plans. However, please note that the federal, state and local tax consequences to any particular taxpayer will depend upon his or her individual circumstances. Accordingly, each Participant is advised to seek the advice of a qualified tax adviser regarding his or her participation in the Plans. In addition, prior to transferring an option, the Participant should consult his or her personal tax advisor on the federal and state tax consequences of transferring a stock option, including federal and state estate and gift tax consequences.

The following discussion assumes that the per share Exercise Price of an option is less than the Fair Market Value of a share on the date of exercise.


26.  WHAT ARE THE TAX EFFECTS OF MY OPTION?
     --------------------------------------

Participants who hold nonqualified stock options will not be required to include an amount in income at the time of grant but will have ordinary income upon the exercise of such options to the extent the value on the date of exercise of the Stock (and any cash) received exceeds the Exercise Price paid for such Stock. Participants who exercise nonqualified stock options through payment of the Exercise Price in Stock, or in a combination of Stock and cash, will have ordinary income upon such exercise to the extent that the value (on the date of exercise) of the Stock purchased exceeds the value of the Stock surrendered, less the amount of any cash paid upon such exercise.

Any gain or loss recognized upon the sale or exchange of Stock acquired generally will be treated as capital gain or loss and will be long-term or short-term depending on whether the Stock has been held for more than one year. The holding period for the Stock will commence just after the time the Participant recognizes income. The amount of such gain or loss will be the difference between the amount realized upon the sale or exchange of the shares and the value of the Stock at the time income is recognized.


27.  WHAT ARE THE GENERAL FEDERAL INCOME TAX EFFECTS OF OPTIONS THAT HAVE BEEN
     -------------------------------------------------------------------------
TRANSFERRED?
------------

Participants who transfer a nonqualified stock option will not recognize income at the time of transfer. Instead, at the time the Permitted Transferee exercises the option, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Stock received over the Exercise Price paid for such Stock. If a Permitted Transferee exercises an option after the death of a Participant, ordinary income will be recognized by the Participant's estate.

A Permitted Transferee will not recognize income when the option is transferred or exercised. The tax basis for the shares of Stock in the hands of the Permitted Transferee would be the Exercise Price paid for the option plus the amount of ordinary income recognized by the Participant at the time of exercise. If the Permitted Transferee later sells the Stock acquired upon exercise, any gain or loss recognized upon the sale or exchange of Stock will be treated as capital gain or loss and will be long-term or short-term, depending on whether the Stock has been held for more than one year.


28.  WHAT ARE THE GENERAL FEDERAL ESTATE AND GIFT TAX EFFECTS OF OPTIONS THAT
     ------------------------------------------------------------------------
HAVE BEEN TRANSFERRED?
----------------------

If a Participant transfers an option to a Permitted Transferee as a completed gift, the Participant may have gift tax liability. Whether the Participant will owe gift tax depends upon whether the Participant has exhausted his applicable credit (which currently effectively exempts from gift tax the first $625,000 of gifts made during the Participant's lifetime) or whether the transfer qualifies for the annual $10,000 per-donee gift tax exclusion. Once the gift is complete, there generally is no further estate or gift tax liability for the Participant, either when the Permitted Transferee exercises the option or later disposes of the Stock acquired after exercising the transferred option.

The Internal Revenue Service (the "IRS") has recently ruled that the transfer of an option is not a completed gift until the option has vested. If the transfer of an option is incomplete, the option generally will be treated for estate tax purposes as though it had not been transferred.


29.  WHAT IS THE TAX EFFECT FOR THE COMPANY?
     ---------------------------------------

The Company will receive a deduction for federal income tax purposes in connection with an option made under the Plan only in an amount equal to the ordinary income realized by the Participant and only if applicable withholding requirements are met.

In addition, the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. In general, compensation paid to any of these executives will be deductible only to the extent that it does not exceed $1 million during any calendar year.
However, the Company can preserve the deductibility of certain compensation in excess of this $1 million limit if it complies with certain conditions. The Company's Equity Incentive Plan has been designed to permit the Committee to grant options, which will be fully deductible to the Company.


30.  ARE THE PLANS SUBJECT TO ERISA?
     -------------------------------

The Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

USE OF PROCEEDS


     The Company intends to use the net proceeds from the sale of the Stock offered hereby for general corporate purposes.


LEGAL OPINION


Orrick, Herrington & Sutcliffe LLP has reviewed the validity of the Stock issuable under the Plans to Permitted Transferees.


EXPERTS


The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


AVAILABLE INFORMATION


     The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read an copy any reports, statements or other information the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The SEC allows the Company to "incorporate by reference" the information it files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Common Stock.

1.   The Company's annual report on Form 10-K for the year ended
     December 31, 1997.

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998.

3. The description of the Stock contained in the Company's registration statement on Form S-1, dated January 17, 1995 (Commission File No. 33-88542), as it may have been amended from time to time.

     The Company will provide (free of charge) to each person to whom a copy of this Prospectus is delivered on oral or written request, a copy of any or all of the documents incorporated by reference in this Prospectus and in the Registration Statement on Form S-3 filed with the SEC relating to the Plans (except for any exhibits to such documents), including the Company's annual report, and copies of other reports, proxy statements and communications distributed to the Company's stockholders. Requests should be directed to:

     Investor Relations Department
     The PMI Group, Inc.
     601 Montgomery Street
     San Francisco, CA 94111
     (Telephone:  (415) 291-6429)

     Copies of this Prospectus, any supplements to the Prospectus, and further information concerning the Plan and its administration are available (free of charge) on oral or written request to:

     Human Resources Department
     The PMI Group, Inc.
     601 Montgomery Street
     San Francisco, CA 94111
     (Telephone: (415) 291-6345)


INFORMATION ABOUT THIS PROSPECTUS


     You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. The Company has not authorized anyone to provide you with different or additional information. The Company is not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

     This Prospectus may be updated in the future by furnishing to Participants or Permitted Transferees an appendix, memorandum, notice or replacement page containing such updated information. New prospectuses will not be delivered, except upon request. Accordingly, you should keep this Prospectus for future reference.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of shares will be borne by the registrant. Such expenses are estimated to be as follows:

----------------------------------------------------------------------
Registration Fee  Securities and Exchange          $12,031
 Commission
----------------------------------------------------------------------
Accountants' Fees and Expenses                     $3,500
----------------------------------------------------------------------
Legal Fees and Expenses                            $7,200
----------------------------------------------------------------------
Miscellaneous Expenses                             $4,000
----------------------------------------------------------------------
   Total                                           $26,731
----------------------------------------------------------------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


          Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

          Article V of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

          The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

          The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such persons against all expenses (including attorneys' fees and amounts paid in settlement), judgments, fines and penalties which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding (including an action by or in the right of the Company) to which such person is, was or is threatened to be made a party, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law and the Company's Restated Certificate of Incorporation and By-laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Article Nine of the Company's Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

4.1 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3(ii) to the registrant's report on Form 8-K, Commission File No. 001-13664, filed with the Commission on September 29, 1998).

4.3 The PMI Group, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13,
     1998).

4.4 Form of The PMI Group, Inc. Equity Incentive Plan Nonqualified Stock Option Agreement.

4.5 The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 10.3 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998).

4.6 Form of The PMI Group, Inc. Stock Plan for Non-Employee Directors Nonqualified Stock Option Agreement.

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP, Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors (contained on the signature pages of this Registration Statement).

ITEM 17.  UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 30th day of October, 1998.


THE PMI GROUP, INC.
(Registrant)


/s/ W. Roger Haughton
----------------------------------------------------------
                   W. Roger Haughton
     Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                          Title                            Date
Principal Executive Officer:

/s/ W. Roger Haughton
------------------------------
      W. Roger Haughton                  Chief Executive Officer         October 30, 1998

Principal Financial Officer:

/s/ John M. Lorenzen, Jr.
------------------------------
    John M. Lorenzen, Jr                 Executive Vice                  October 30, 1998
                                         President and Chief
                                         Financial Officer

Principal Accounting Officer:

/s/ William A. Seymore
------------------------------
      William A. Seymore                Vice President                   October 30, 1998
                                        and Controller

                         POWER OF ATTORNEY OF DIRECTORS

KNOW BY ALL PERSONS BY THESE PRESENTS:

      Each of the undersigned hereby constitutes and appoints Victor J. Bacigalupi, Mark C. Berkowitz, Charles F. Broom, John M. Lorenzen, Jr., Claude
J. Seaman, and William A. Seymore and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-3 or other appropriate form, under the Securities Act of 1933, as amended, with respect to shares of Common Stock of the Company, and any and all amendments of such Registration Statements, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.


/s/ W. Roger Haughton                           October 30, 1998
----------------------------------
      W. Roger Haughton


/s/ Wayne E. Hedien                             October 30, 1998
----------------------------------
      Wayne E. Hedien


/s/ Ronald H. Zech                              October 30, 1998
----------------------------------
      Ronald H. Zech


/s/ Donald C. Clark                             October 30, 1998
----------------------------------
      Donald C. Clark


/s/ Kenneth T. Rosen                            October 31, 1998
----------------------------------
      Kenneth T. Rosen


                                                October ___, 1998
----------------------------------
      Mary Lee Widener


/s/ Richard L. Thomas                           October 30, 1998
----------------------------------
      Richard L. Thomas

/s/ James C. Castle                             October 30, 1998
----------------------------------
      James C. Castle


/s/ John D. Roach                               October 30, 1998
----------------------------------
      John D. Roach


A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX

4.1  Restated Certificate of Incorporation of The PMI Group, Inc.
     (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3.2 to the registrant's report on Form 8-K, Commission File No. 001-13664, filed with the Commission on September 29, 1998).

4.3 The PMI Group, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13,
     1998).

4.4 Form of The PMI Group, Inc. Equity Incentive Plan Nonqualified Stock Option Agreement.

4.5 The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 10.3 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998).

4.6 Form of The PMI Group, Inc. Stock Plan for Non-Employee Directors Nonqualified Stock Option Agreement.

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP, Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors (contained on the signature pages of this Registration Statement).